Exhibit 99.1

IMPLANT SCIENCES CORPORATION ANNOUNCES FISCAL 2008 RESULTS

WAKEFIELD, MA… October 15, 2008…Implant Sciences Corporation (NYSE Alternext US: IMX), a high technology supplier of systems and sensors for the homeland security market and related industries, today announced financial results for its fiscal year ended June 30, 2008.  The Company’s financial condition and results of operations reported below include only continuing operations, which exclude the financial condition and results of operations of i) Accurel Systems International, due to the sale of substantially all of the assets of this subsidiary on May 1, 2007, ii) Core Systems, the Company’s wholly-owned subsidiary which is currently being marketed for sale, and iii) the medical reporting unit, the assets of which have been sold or are in the process of being sold as part of the Company’s decision to withdraw from the medical business.

Total revenue for the three months ended June 30, 2008 was $2,647,000 compared with $1,075,000 for the comparable prior year period, an increase of $1,572,000 or 146.2%.  Total revenue for the year ended June 30, 2008 was $5,152,000 compared with $4,582,000 for the comparable prior year, an increase of $570,000 or 12.4%.  The increase in security revenue in the fiscal year and fourth quarter ended June 30, 2008 is primarily a result of an increase in the number of units of our explosives detection products in the fourth quarter ended June 30, 2008 as compared to the comparable prior year period, as a result of a significant shipment of our handheld explosives detection equipment to a customer in China.  The increase in revenues resulting from security product sales during both the three months and year ended June 30, 2008 was offset partially by a decrease in government contract revenue during the respective comparable prior year periods as more of our resources were focused on internally funded research projects during fiscal 2008 as compared with fiscal 2007 and the expiration of certain government funded contracts during fiscal 2008.

Loss from continuing operations for the three months ended June 30, 2008 was $2,246,000, or $0.19 per basic and diluted share, compared with $2,128,000, or $0.18 per basic and diluted share, for the comparable prior year period.  Loss from continuing operations for the year ended June 30, 2008 was $7,714,000, or $0.65 per basic and diluted share, compared with $4,733,000, or $0.40 per basic and diluted share, for the comparable prior year period.  Our net loss from discontinued operations for the year ended June 30, 2008 was $3,021,000 as compared with $5,955,000 for the comparable prior year.

Phillip Thomas, CEO and President, commented, “While the Company has made progress during the past year, significant challenges still exist as outlined in our recent 10-K filing.  We are endeavoring to cope with difficult market conditions on top of increasing operating complexities and continue to work on solving problems and moving the Company ahead on behalf of our shareholders.”

As of June 30, 2008, the Company’s cash position was $412,000, down from $2,421,000 at March 31, 2008 and $9,621,000 at June 30, 2007.  The decrease in cash during the three months ended June 30, 2008 is attributable to i) cash repayments aggregating to $496,000 related to the monthly amortization and dividend payments on our Series D Redeemable Convertible Preferred Stock; ii) increased deposits of $439,000 to restricted cash investments;  iii) cash payments of $231,000, net of cash received, relating to the Ion Metrics acquisition; iv) repayment of $212,000 of long-term debt, long-term lease obligations and capital lease obligations; v) continued investment in research and development to further the development and commercialization of our security products; and, vi) investment in personnel in the areas of engineering, sales, and marketing necessary to stabilize and expand the Company’s security business.

Our ability to continue operations after October 24, 2008 will depend significantly on our ability either to refinance our obligations to Laurus Master Fund Ltd. or negotiate a further extension of our obligation to redeem the Series D Preferred Stock.  There can be no assurance that we will be successful in refinancing or extending our obligations to Laurus.  If we are successful, however, current management plans will also depend on our ability to successfully defend certain litigation described in our Annual Report on Form 10-K and on achieving current sales, expense and cash flow projections, the ability to borrow under the Company’s line of credit, the sale of our Core subsidiary and other assets, and the ability of the Company to raise additional capital.  However, there can be no assurance management will be successful in executing these plans.  Management will continue to closely monitor and attempt to control costs at the Company and actively seek needed operating capital through continuing sales of its products, equity infusions, government grants and awards, strategic alliances, and through its lending institutions.

Additional information on the financial condition and results of operations can be found in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008 filed with the Securities and Exchange Commission.

Company Conference Call

Management expects to host a conference call to review the fiscal year 2008 and fiscal 2009 first quarter results and operations after the filing of our quarterly report for the first quarter of fiscal 2009.  The schedule for this conference call will be announced at a later date.

About Implant Sciences

Implant Sciences develops, manufactures and sells sophisticated sensors and systems for the Security, Safety and Defense (SS&D) industries.  The Company has developed proprietary technologies used in its commercial portable and bench-top explosive trace detection systems which ship to a growing number of locations domestically and internationally.  For further details on the Company and its products, please visit the Company’s website at www.implantsciences.com.

Safe Harbor Statement

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are subject to risks and uncertainties, including, but not limited to, the fact that if we are unable to redeem the Series D Preferred Stock on October 24, 2008, Laurus may seize our assets and we may be forced to curtail or discontinue operations entirely; the fact that our auditors’ opinion regarding our financial statements for the fiscal year ended June 30, 2008 expresses substantial doubt about our ability to continue as a “going concern”; an adverse determination in the litigation related to our sale of the assets of our Accurel subsidiary could have a material adverse effect on our financial condition and results of operations and could require us to file for protection under bankruptcy laws; we do not operate at a profit and do not expect to be profitable for some time; if the NYSE Alternext US delists our common stock, we may not be able to raise capital and shareholder liquidity may become extremely limited; our business is subject to intense competition and rapid technological change; our explosives detection products and technologies (including any new products we may develop) may not be accepted by the market; we may not be able to effectively protect our intellectual property; we may not be able to manage our future growth or attract or retain key personnel; liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; any failures of our suppliers or contract manufacturers could materially damage our business; if third party credit is unavailable, our working capital could be restricted and we may not be able to borrow capital; shares of our common stock eligible for future sale may adversely affect the market for our stock; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K.  Such statements are based on management's current expectations and assumptions which could differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended June 30, 2008.  The Company assumes no obligation to update the information contained in this press release.

For further information contact:
Implant Sciences Corporation
Glenn Bolduc, CFO
(781) 246-0700
gbolduc@implantsciences.com

[FINANCIAL TABLES FOLLOW]

Implant Sciences Corporation
Consolidated Balance Sheets
(Unaudited)
	June 30,
ASSETS:	2008	2007
Currents assets:
Cash and cash equivalents	$412,000	$9,621,000
Restricted cash	514,000	25,000
Accounts receivable, net	667,000	346,000
Accounts receivable, unbilled	152,000	162,000
Inventories	725,000	683,000
Investments - available for sale securities	-	133,000
Prepaid expenses and other current assets	369,000	712,000
Current assets held for sale	1,883,000	2,071,000
Total current assets	4,722,000	13,753,000
Property and equipment, net	443,000	530,000
Amortizable intangible assets, net	54,000	-
Other non-current assets	1,096,000	711,000
Goodwill	3,136,000	-
Non-current assets held for sale	2,645,000	4,606,000
Total assets	$12,096,000	$19,600,000
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY:
Current liabilities:
Current maturities of long-term debt and obligations under capital lease	$417,000	$705,000
Line of credit	477,000	-
Notes payable	181,000	-
Payable to Med-Tec	80,000	143,000
Payable to Ion Metrics shareholders	2,514,000	-
Accrued expenses	2,062,000	1,763,000
Accounts payable	2,439,000	570,000
Current portion of long-term lease liability	317,000	301,000
Deferred revenue	66,000	71,000
Current liabilities held for sale	1,079,000	1,111,000
Total current liabilities	9,632,000	4,664,000
Long-term liabilities:
Long-term debt and obligations under capital lease, net of current maturities	113,000	629,000
Long-term lease liability	446,000	735,000
Derivatives related to preferred stock features	-	133,000
Long-term liabilities held for sale	1,000	4,000
Total long-term liabilities	560,000	1,501,000
Total liabilities	10,192,000	6,165,000
Commitments and contingencies
Series D Cumulative Redeemable Convertible Preferred Stock	2,269,000	2,989,000
Stockholders' (deficit) equity:
Common stock	1,211,000	1,183,000
Additional paid-in capital	58,317,000	57,358,000
Accumulated deficit	(59,720,000)	(47,927,000)
Deferred compensation	(2,000)	(30,000)
Accumulated other comprehensive loss	(98,000)	(65,000)
Treasury stock	(73,000)	(73,000)
Total stockholders' (deficit) equity	(365,000)	10,446,000
Total liabilities and stockholders' (deficit) equity	$12,096,000	$19,600,000

Implant Sciences Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2008	2007	2008	2007

Security revenues	$2,647,000	$1,075,000	$5,152,000	$4,582,000
Cost of security revenues	1,768,000	772,000	3,577,000	3,332,000
Gross margin	879,000	303,000	1,575,000	1,250,000
Operating expenses:
Research & development	962,000	450,000	3,097,000	1,662,000
Selling, general & administrative	2,238,000	1,869,000	6,414,000	4,591,000
Total operating expenses	3,200,000	2,319,000	9,511,000	6,253,000
Loss from operations	(2,321,000)	(2,016,000)	(7,936,000)	(5,003,000)
Other income (expenses):
Interest income	11,000	99,000	204,000	121,000
Interest expense	(6,000)	(372,000)	(88,000)	(654,000)
Change in fair value of embedded derivatives related to preferred stock features	97,000	161,000	133,000	961,000
Loss on sale of investments	(51,000)	-	(51,000)	-
Equity losses in unconsolidated subsidiaries	-	-	-	(158,000)
Total other income (expense), net	51,000	(112,000)	198,000	270,000
Loss from continuing operations before income tax benefit	(2,270,000)	(2,128,000)	(7,738,000)	(4,733,000)
Income tax benefit	24,000	-	24,000	-
Loss from continuing operations	(2,246,000)	(2,128,000)	(7,714,000)	(4,733,000)
Preferred distribution, dividends and accretion	(213,000)	(293,000)	(1,058,000)	(951,000)
Loss from continuing operations applicable to common shareholders	(2,459,000)	(2,421,000)	(8,772,000)	(5,684,000)
Loss from discontinued operations	57,000	(3,414,000)	(3,021,000)	(4,709,000)
Loss on sale of discontinued operations	-	(1,246,000)	-	(1,246,000)
Loss from discontinued operations	57,000	(4,660,000)	(3,021,000)	(5,955,000)
Net loss applicable to common shareholders	$(2,402,000)	$(7,081,000)	$(11,793,000)	$(11,639,000)
Net loss	$(2,189,000)	$(6,788,000)	$(10,735,000)	$(10,688,000)
Loss per share from continuing operations, basic and diluted	$(0.19)	$(0.18)	$(0.65)	$(0.40)
Loss per share from continuing operations applicable to common shareholders, basic and diluted	$(0.20)	$(0.20)	$(0.73)	$(0.48)
Loss per share from discontinued operations	$-	$(0.39)	$(0.25)	$(0.50)
Net loss per share applicable to common shareholders, basic and diluted	$(0.20)	$(0.60)	$(0.99)	$(0.99)
Net loss per share	$(0.18)	$(0.57)	$(0.90)	$(0.91)
Weighted average common shares outstanding used in computing basic and diluted loss per share	12,104,008	11,815,310	11,935,515	11,794,599